[Kilpatrick Stockton LLP Letterhead]



                                   May 8, 2008

Board of Directors
BCSB Bancorp, Inc.
4111 East Joppa Road
Baltimore, MD  21236

         Re: BCSB Bancorp, Inc. 1999 Stock Option Plan, as amended and restated
                  BCSB Bancorp, Inc. Management Recognition Plan, as amended and restated

Board Members:

         We have been requested by BCSB Bancorp, Inc. (the "Company") to issue our opinion in connection with the registration of shares of the Company's common stock, par value $0.01 per share, under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement on Form S-8 (the "Registration Statement") covers 526 shares that may be issued as stock awards under the BCSB Bancorp, Inc. Management Recognition Plan, as amended and restated, and 86,151 shares that maybe issued upon the exercise of options that have been granted under the BCSB Bancorp, Inc. 1999 Stock Option Plan, as amended and restated (collectively referred to herein as the "Plans").

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals;
(iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

         Based on the foregoing, and limited in all respects to Maryland General Corporation Law and the rules and regulations promulgated thereunder, it is our opinion that the shares reserved for issuance under the Plans are duly authorized and, with respect to the shares issuable upon the exercise of stock options granted or to be granted under the BCSB Bancorp, Inc. 1999 Stock Option Plan, as amended and restated, upon payment for such shares, and, with respect to awards of shares under the BCSB Bancorp, Inc. Management Recognition Plan, as amended and restated, upon issuance of such shares, in the manner described in the plan, the shares will be validly issued, fully paid and nonassessable.

         We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading "Interests of Named Experts and Counsel" therein.

                                   Very truly yours,

                                   /s/ Kilpatrick Stockton LLP

                                   KILPATRICK STOCKTON LLP